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                                 Exhibit (7)(d)



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                         THE ONE GROUP SERVICES COMPANY

                      DEALER'S AGREEMENT FOR THE ONE GROUP
                             FAMILY OF MUTUAL FUNDS


TO:     The One Group Services Company
     3435 Stelzer Road
     Columbus, Ohio 43219

     For the mutual promises contained herein and other good and valuable consideration, we enter into this Agreement with you for the sale of the units of beneficial interest (the "Shares") of any and all of the investment portfolios (the "Funds") of The One Group-SM- (the "Trust"), a Massachusetts business trust, of which you are the Distributor and whose Shares are offered at the net asset value next determined after a purchase order is effective plus any applicable sales charge (the "Current Offering Price"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Shares of the Funds subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of Shares of the Funds.

     1. We understand that we will be compensated by you as set forth in the applicable current Prospectus for each Fund for services that we provide pursuant to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Trust under the Securities Act of 1933, as amended (the "Securities Act"). We acknowledge that any compensation paid to us is subject to the Rule 12b-1 Plan adopted by the Funds (the "Plan"), Rule 12b-1 promulgated pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act") and the National Association of Securities Dealers, Inc. (The "NASD") Rules of Fair Practice.

     2. We desire to make the Funds' Shares available to our customers and you will confirm transactions in accordance with the terms and conditions set forth herein.

          a. The customers in question are for all purposes our customers and not your customers. You shall execute our transactions for each of our customers only upon our authorization; it being understood in all cases that (i) we are acting as the agent for the customer; (ii) as between us and the customer, the customer will have beneficial ownership of the securities; (iii) each transaction is initiated solely upon the order of the customers, and (iv) each transaction is for the account of the customer and not for our account.

          b. Orders for the Shares of the Funds received from us will be accepted by you only at the price and other terms applicable to each order as described in the then current Prospectuses, for the applicable Funds.


          c. We will provide the following support services to customers who may from time to time beneficially own Shares of the Trust: (i) aggregating and processing purchase and redemption requests for Shares from customers and placing net purchase and redemption orders with the Distributor; (ii) providing customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend payments from the Trust on behalf of customers; (iv) providing information periodically to customers showing their positions in the Trust's Shares; (v) arranging for bank wire transfer of funds to or from a customer's account;
               (vi) responding to inquiries from customers relating to the services performed under this Agreement; (vii) forwarding to customers proxy statements and proxies containing proposals regarding this Agreement or a Fund's Plan; (viii) rendering ongoing advice respecting the suitability of particular investment opportunities offered by the Trust in light of the customer's needs; and (ix) providing such other similar services as the Distributor may reasonably request to the extent that we are permitted to do so under applicable statutes, rules or regulations. We will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide such services to customers.

     In no transaction shall we have any authority to act as agent for the Funds or for you. We understand and agree that, as Distributor for the Shares of the Funds, you are acting as a disclosed agent of the Funds and are not liable to the Funds for payment for purchases of Shares of the Funds.

     3. We understand that the Shares of the Funds will be offered and sold at the Current Offering Price in effect at the time the order for such Shares is confirmed and accepted by you or your agent. The minimum dollar purchase of Shares of the Funds shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion, and, if accepted, each purchase will be deemed to have been consummated at your office. The procedures for handling orders shall be subject to the instructions which you shall forward to us from time to time.

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     4.   We certify (a) that we are a member in good standing of the NASD and agree to maintain membership in the NASD or (b) in the alternative, that we are a foreign dealer not eligible for membership in the NASD. In either case, we agree to abide by all the rules and regulations of the SEC and the NASD which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including, without limitation, Section 26 of
Article III of the NASD Rules of Fair Practice, all of which are incorporated herein as if set forth in full.

     We further certify that we are licensed to offer and sell securities of open-end investment companies in all jurisdictions in which we plan to offer and sell such securities. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies.
We agree that we will not sell or offer for sale Shares of the Funds in any state or jurisdiction where they have not been qualified for sale. You will make available to us a current list of the jurisdictions in which the Funds' Shares are qualified for sale or are exempt from the registration requirements of the respective securities laws of such jurisdictions. We acknowledge that you assume no responsibility or obligation as to our right to sell Shares in any jurisdiction.

     5. We will offer and sell the Shares of the Funds only in accordance with the terms and conditions of the applicable current Prospectus and Statement of Additional Information ("SAI") and we will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by you. We shall have no authority to act as agent for the Funds or for you. You will furnish us without charge reasonable quantities of offering Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Funds, and sales materials issued from time to time. We agree to comply with the provisions contained in Federal and state securities laws governing the distribution of prospectuses to persons to whom we offer Shares. We further agree to deliver, upon your request, copies of any amended Prospectus of the Fund to purchasers whose Shares we are holding as record owner and to deliver to such persons copies of the annual and interim reports and proxy solicitation materials of the Funds. We may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to you or the Funds (except material which you have furnished to us and authorized for distribution) without your prior written approval. We agree to be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with us, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations.
We agree to indemnify and hold you, your affiliates and the Funds (including all officers, Trustees, directors, employees and agents thereof) harmless from and against any and all claims, losses, demands, liabilities or expenses (including attorneys' fees) arising out


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of any violation by us, or by any of our brokers or sales representatives, of any law, rule or regulation, or any provision of this Agreement or out of any negligent act or omission by us while engaged in any activities pursuant to this Agreement. All expenses which we incur in connection with our activities under this Agreement shall be borne by us. You agree to indemnify and hold us and our affiliates (including all officers, directors, employees and agents thereof) harmless from and against any and all claims, losses, demands, liabilities and expenses (including attorneys' fees) arising out of any violation by you or by any of your brokers or sales representatives, of any law, rule or regulation or any provision of this Agreement or out of any negligent act or omission by you while engaged in any activities pursuant to this Agreement; provided, however, that your agreement to indemnify us, our affiliates and directors, officers or employees, shall not be deemed to cover any claims, losses, demands, liabilities or expenses arising out of any statements, financial or other information furnished by us or our affiliates and, further provided, that your obligations to indemnify us shall not be deemed to cover any liability to which we would otherwise be subject by reason of bad faith or negligence in the performance of our duties or by reason of our reckless disregard of our obligations and duties under this Agreement.

     6. We will maintain all records required by law to be kept by us relating to transactions in Shares and, upon request by the Fund, promptly make such records available to the Fund or you as the Fund or you may reasonable request.


     7. We understand and agree that, if any Shares of the Funds sold under this Agreement are redeemed or repurchased by the Funds or by you as disclosed agent for the Funds or are tendered for redemption within seven business days after the date of confirmation of initial purchase of such Shares, we shall forfeit and repay to you any portion of a sales charge reallowed by you to us with respect to such Shares.

     8. Payment for purchase of Shares of the Funds made by wire order from us shall be made directly to State Street Bank and Trust Company, the Funds' transfer agent. If such payment is not received at the customary or required time for settlement of the transaction, we understand that you reserve the right, without notice, forthwith, to cancel the sale, in which case we may be held responsible for any loss, including loss of profit, suffered by the Funds or you resulting from our failure to make the aforesaid payment.

     9. On the settlement date of each transaction, we on behalf of our customers will remit the full purchase price and our customers will be credited with an investment in Shares of the applicable Fund or Funds equal to such purchase price.

     10. Your obligations to us under this Agreement are subject to all applicable provisions of any Distribution Agreement entered into between you and the Trust. We understand and agree that in performing our services covered by this Agreement we are acting as agent for the customer, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

     11. We may terminate this Agreement by notice in writing to you, which termination shall become effective on the date of receipt of such notice by you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend the sale of Shares of the Funds, or to withdraw entirely the offering of Shares of the Funds, or, in your sole discretion, to modify, amend or terminate this Agreement upon written notice to us of such modification, amendment or termination which shall be effective on the date stated in such notice. This Agreement may be terminated with respect to a Fund or a class of Shares thereof


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at any time, without payment of any penalty, by vote of a majority of the
Disinterested Trustees (as defined in the Plan), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days' written notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice, and our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of an authorized regulatory agency will terminate this Agreement effective upon the date of your mailing notice to us of such termination.
Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of your right to enforce said provision thereafter. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

     12. This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Funds. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Agreement is not assignable or transferable, and shall terminate automatically in the event of its assignment except that your firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor to the Funds.

                              Company: Banc One Securities Corporation

                              Address:  733 Green Crest Road
                                        Westerville, OH 43081

                              By:   Michael J. Norton
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                                       (Signature)


Michael J. Norton
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  (Print Name)

November 11, 1995
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    (Date)


Accepted:

THE ONE GROUP SERVICES COMPANY

By: Mark S. Redman
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Dated: 11th day of November, 1995